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                               OFFER TO EXCHANGE
                             ALL OF THE OUTSTANDING
                      9.000% SENIOR SECURED NOTES DUE 2008
                                      FOR
                      9.000% SENIOR SECURED NOTES DUE 2008
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF

                                 BARNEY'S, INC.


THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE
NIGHT OF OCTOBER    -   , 2003 (THE "TIME OF EXPIRATION") UNLESS EXTENDED BY
BARNEY'S, INC.


                                                              September   , 2003

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Enclosed for your consideration is the material listed below relating to the offer by Barney's, Inc. ("Barney's") to exchange $1,000 principal amount at maturity of its 9.000% Senior Secured Notes due 2008, which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount at maturity of outstanding unregistered 9.000% Senior Secured Notes due 2008 (the "Old Notes"), of which $106,000,000 aggregate principal amount at maturity is outstanding.

     We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own names.

     Enclosed herewith are copies of the following documents for forwarding to your clients:

          1. The prospectus, dated September   , 2003,

          2. A letter of transmittal for your use and for the information of your clients,

          3. A form of notice of guaranteed delivery to be used to accept the exchange offer if certificates and all other required documents are not immediately available or if time will not permit all required documents to reach the exchange agent on or prior to the Time of Expiration or if the procedure for book-entry transfer (including a properly transmitted agent's message) cannot be completed on a timely basis,

          4. A form of letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, including an instruction to registered holder from beneficial owner for obtaining your clients' instructions with regard to the exchange offer, and

          5. A return envelope addressed to Wilmington Trust Company, as exchange agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

     Barney's will not pay any fees or commissions to any broker, dealer or other person (other than the exchange agent as described in the prospectus) in connection with the solicitation of tenders of Old Notes pursuant to the exchange offer. You will, however, be reimbursed by Barney's for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Barney's will pay
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or cause to be paid any transfer taxes applicable to the tender of Old Notes to it or its order, except as otherwise provided in the prospectus and the letter of transmittal.

     Please refer to "The Exchange Offer -- Procedures for Tendering" in the prospectus for a description of the procedures which must be followed to tender Old Notes in the exchange offer.

     Any inquiries you may have with respect to the exchange offer may be directed to the exchange agent at (302) 636-6472 or at the address set forth on the cover of the letter of transmittal. Additional copies of the enclosed material may be obtained from the exchange agent.

                                          Very truly yours,

                                          Barney's, Inc.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF BARNEY'S OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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